Exhibit 10.3.1

AMENDMENT TO

SECOND AMENDED AND RESTATED

EMPLOYMENT AGREEMENT

THIS AMENDMENT TO SECOND AMENDED AND RESTATED EMPLOYMENT AGREEMENT (this “Amendment”) is entered into as of this 3rd day of October, 2005 by and between A.D.A.M., Inc., a Georgia corporation (the “Company”) and Robert S. Cramer, an individual resident of the State of Georgia (“Executive”).

RECITALS

                WHEREAS, the Company and Executive entered into that certain Second Amended and Restated Employment Agreement dated as of May 10, 2005 (the “Prior Employment Agreement”); and

                WHEREAS, the parties wish to make certain amendments to certain provisions of the Prior Employment Agreement and to memorialize such amendments hereby;

                NOW, THEREFORE, in consideration of the foregoing recitals and the mutual agreements and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereto hereby agree as follows:

1.             Section 4.3 of the Prior Employment Agreement is hereby deleted in its entirety and replaced with the following language:

“4.3         Certain Voluntary Terminations.  If Executive’s employment hereunder is terminated as a result of a Voluntary Termination either (a) With Good Reason or (b) within twelve months following a Change of Control, then, in either such case, the Company shall, not later than ten business days following the date of such termination of employment, pay to Executive a lump sum cash amount equal to the Termination Benefit Amount, and the Company shall continue to provide all existing health and accident, hospitalization and medical expense insurance coverage for a period of two years following the date of termination.

As used herein, the term “Change of Control” means the occurrence of any of the following events: (i) any person, within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), other than Executive, or any group of persons, within the meaning of Exchange Act Rule 13d-5, acquires more than fifty percent (50%) in voting power of the Company’s equity securities; (ii) the Board of Directors of the Company as it is constituted on any day (the “Incumbent Board”) changes so that on the following day (which day shall be considered the day upon which the Change in Control occurs) individuals who constitute the Incumbent Board cease for any reason other than their deaths to constitute at least a majority of the Board of Directors, provided that any individual becoming a director subsequent to the date hereof whose election or nomination for election was consented to or approved by a majority of the Incumbent Board shall be, for purposes of this Paragraph (ii), considered as though such person were a member of the Incumbent Board; (iii) there is a reorganization (other than a mere change in identity, form, or place of organization of the Company, however effected), merger or consolidation of the Company, or any other transaction, with one or more business entities or persons as a result of which the stock of the Company is exchanged for or converted into cash or property or securities not issued by the Company; or (iv) there is a sale of all or substantially all of the assets of the Company to any person or business entity.

As used herein, the term “With Good Reason” means the Executive’s termination of his employment with the Company as a result of: (i) the assignment to Executive of any duties materially and adversely inconsistent with the Executive’s position as specified in Section 1 hereof (or such other position to which he may be promoted), including status, offices, responsibilities or persons to whom the Executive reports as contemplated under Section 1 of this Agreement, or any other action by Company which results in a material adverse change in such position, status, offices, titles, or responsibilities; (ii) relocation of the Company’s principal executive offices outside of the metropolitan Atlanta area as the Board of Directors of the Company may designate, and Executive elects not to accept such reassignment by notifying the Company in writing within 45 days of such reassignment; or (iii) any other material breach of this Agreement by Company, including the failure to pay Executive on a timely basis the amounts to which he is entitled under this Agreement, after written notification from the Executive of such breach, setting forth in detail the matters involved, and the Company’s failure to cure the problem resulting in such breach within fifteen (15) days thereafter.”

2.             This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

3.             Except as set forth above, the Prior Employment Agreement shall continue as set forth immediately prior to the effectuation of the amendments set forth herein, and by its execution hereof, each of the parties hereto hereby confirms its agreement to the terms of the Prior Employment Agreement as amended hereby.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.

THE COMPANY
A.D.A.M., INC.
By: /s/ Francis J. Tedesco
Francis J. Tedesco
Chairman, Compensation Committee of the
Board of Directors

EXECUTIVE
/s/ Robert S. Cramer
Robert S. Cramer